EXHIBIT 99.1
UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
EIN # 51-0375688 PLAN NUMBER 001
FINANCIAL STATEMENTS
for the years ended December 31, 2007 and 2006

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2007 and 2006	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2007 and 2006	4

Notes to Financial Statements	5 to 14

Item 4(i) — Schedule of Assets (Held at End of Year)	15
All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
UGI HVAC Enterprises, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of UGI HVAC Enterprises, Inc. Savings Plan as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of UGI HVAC Enterprises, Inc. Savings Plan as of December 31, 2007 and 2006, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 27, 2008

UGI HVAC ENTERPRISES, INC
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2007	2006

Investments (Note 3)	$15,197,875	$13,199,128

Loans to participants	332,602	329,646

Receivables:
Participants’ contributions receivable	7,278	10,906
Employers’ contributions receivable	2,728	3,805

Net assets available for benefits at fair value	15,540,483	13,543,485

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	(2,787)	1,947

Net assets available for benefits	$15,537,696	$13,545,432

See accompanying notes to financial statements.

UGI HVAC ENTERPRISES, INC
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2007	2006

Participants’ contributions	$1,297,457	$1,230,514
Employers’ contributions	415,042	393,148
Rollover contributions	7,499	53,768
Transfers of participants’ balances	11,150	(210,027)

Investment income:
Dividends	462,006	472,732
Net appreciation in value of investments	600,501	1,188,487

Distributions to participants	(825,384)	(978,990)
Loan administration fees	(3,448)	(3,200)
Other, primarily interest on loans	27,441	22,958

Net increase	1,992,264	2,169,390

Net assets available for benefits — beginning of year	13,545,432	11,376,042

Net assets available for benefits — end of year	$15,537,696	$13,545,432

See accompanying notes to financial statements.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”) provides general information on the provisions of the Plan in effect on December 31, 2007 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan, which covers employees of UGI HVAC Enterprises, Inc. (the “Company”) and certain affiliated companies (collectively, “the Employers”). The Company is a wholly owned subsidiary of UGI Enterprises, Inc. (“Enterprises”). Enterprises is a wholly owned subsidiary of UGI Corporation (“UGI”). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the UGI Enterprises, Inc. Retirement Committee (“Plan Administrator”) whose members are appointed by the Board of Directors of the Company.
Contributions. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation, provided that the combination of before-tax and after-tax contributions does not exceed 50% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (“IRC”) and the Plan, respectively. For the 2007 and 2006 Plan Years, the IRC before-tax contribution limits were $15,500 and $15,000, respectively. After-tax contributions are subject to limits set by the Plan and Section 402(g) of the IRC. A participant may increase the rate of, or reduce or suspend, his or her before-tax or after-tax contributions at any time by contacting the Plan’s recordkeeper, Fidelity Institutional Retirement Services Company (“FIRSCO”).
The plan allows for “catch-up contributions.” The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contributions for both the 2007 and 2006 Plan Years was $5,000. Catch-up contributions are not eligible for the Employers’ matching contribution (as described below).
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a “rollover” individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts after-tax rollover contributions.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
For each week during a Plan year, the Employers may, at their discretion, make a contribution to the Plan equal to 50% of participant before-tax and after-tax contributions, up to a total of 5% of compensation (as defined in the Plan document) for each participant who has made before-tax and/or after-tax contributions during the month. The Employers’ contributions for the years ended December 31, 2007 and 2006 were invested in accordance with participant investment elections in effect on the dates of the contributions.
A participant is immediately fully vested in the portion of his or her account attributable to participant contributions as well as matching contributions made by the Employers.
Investment Funds. A participant may elect to have his or her funds invested in one or more investment options. The Plan currently offers investments in UGI Corporation’s Common Stock, mutual funds, and Brokerage Link. Brokerage Link balances consist of the mutual funds offered by the Plan, as well as mutual funds offered by other registered investment companies. Generally, participants may transfer amounts between options at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s Trustee for all investment assets of the Plan and qualifies as a party of interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”). References to “Vanguard” below refer to investment funds managed by the Vanguard Group.
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
• Vanguard Prime Money Market Fund – Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.
Managed Income/Stable Investment Funds
• Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
• Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions, certain types of fixed income securities and money market funds to provide daily liquidity. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.
Fixed Income Funds
• Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.
Growth and Income Funds
• Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.
• Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.
Growth Funds
• Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
• Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.
• Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.
International Funds
• Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income

• Vanguard Target Retirement 2005

• Vanguard Target Retirement 2015

• Vanguard Target Retirement 2025

• Vanguard Target Retirement 2035

• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Brokerage Link
• Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. An individual brokerage account is established and maintained by Fidelity Brokerage Services, Inc. on the Fidelity Brokerage System. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.
Employer Stock Fund
• UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.
Distributions. The Plan benefit of a participant who terminates employment for any reason other than death shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. Where the amount to be distributed exceeds $1,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $1,000, a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.
A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant’s account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her Voluntary Participant Contribution Account, as defined in the Plan document. However, the withdrawal must be in an amount of at least $500. A participant may withdraw up to 100% of the balance of his or her Rollover Account, as defined in the Plan document, at any time. No more than one withdrawal in any calendar year is permitted from each of the Voluntary Participant Contribution Account and Rollover Account portions of a participant’s account.
A participant may withdraw before-tax contributions (but not earnings attributable thereto) only on account of financial hardship resulting from (a) medical expenses as defined in section 213(d) of the IRC; (b) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (c) foreclosure on a primary residence; (d) costs directly related to the purchase of a primary residence; (e) burial or funeral expenses for the participant’s deceased parent, spouse, children or eligible dependents; or (f) expenses relating to the repair or damage to the participant’s principal residence that would qualify for the casualty deduction under section 165 of the Internal Revenue Code. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (a) 50% of a participant’s before-tax and rollover account balances, or (b) $50,000 less the highest balance of all loans during the prior twelve month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Plan Termination. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason.
Plan Amendment. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations or to correct errors or omissions in the Plan document, however, may be made by the Retirement Committee without Board approval.
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.
As described in Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”), investment contracts held by a defined-contribution plan are to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statements of Net Assets Available for Benefits present the fair value of the investment contracts as well as the adjustment of the fully-benefit responsive investment contracts from fair value to contract value for all periods presented. The Statements of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices. The Plan’s interests in Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III (both of which are common collective trusts) are reflected at fair value and then adjusted to contract value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations. Fidelity Brokerage Link accounts are valued at fair value of the investments held by the Plan participants in their individual self-directed brokerage accounts.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.
The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of the distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan and the UGI Utilities, Inc. Savings Plan, which are affiliated plans.
Reclassification. We have reclassified certain prior-year balances to conform to the current-year presentation.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2007 and 2006 are as follows:

	December 31,
	2007		2006
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 66,666 and 55,801, respectively)	$725,987		$605,998

Fidelity Equity Income Fund (shares — 5,919 and 4,571, respectively)	326,499		267,633

Fidelity Magellan Fund (shares — 13,687 and 11,031 respectively)	1,284,771	*	987,475	*

Fidelity Growth Company Fund (shares — 12,649 and 11,494, respectively)	1,049,573	*	801,217	*

Vanguard Institutional Index Fund (shares — 20,447 and 19,491, respectively)	2,742,819	*	2,525,804	*

Vanguard Prime Money Market Fund (shares — 355,638 and 345,149, respectively)	355,638		345,149

Vanguard Target Retirement Income Fund (shares — 1,619 and 2,150, respectively)	18,015		23,009

Vanguard Target Retirement 2005 Fund (shares — 12,254 and 10,180, respectively)	147,292		116,763

Vanguard Target Retirement 2015 Fund (shares — 59,362 and 54,767, respectively)	775,271		682,397	*

Vanguard Target Retirement 2025 Fund (shares — 115,380 and 108,659, respectively)	1,583,009	*	1,416,916	*

Vanguard Target Retirement 2035 Fund (shares — 107,387 and 99,957, respectively)	1,570,002	*	1,386,407	*

Vanguard Target Retirement 2045 Fund (shares — 27,653 and 26,636, respectively)	417,291		381,433

Vanguard Extended Market Index Fund (shares — 46,454 and 44,005, respectively)	1,853,988	*	1,703,418	*

Fidelity Spartan International Index Fund (shares — 22,183 and 19,352, respectively)	1,049,246	*	854,209	*

Fidelity Brokerage Link (shares — 188,535 and 191,403, respectively)	188,535		191,043

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 0 and 22,105, respectively)	—		21,843

Vanguard Retirement Savings Trust III (shares — 296,498 and 176,812, respectively)	299,285		175,127

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 38,441 and 33,852, respectively)	805,339	*	708,861	*
Dividends receivable	5,315		4,426

	810,654		713,287

Total trust investments — fair value	$15,197,875		$13,199,128

Total trust investments — cost	$13,321,257		$11,743,144

* - Investment represents five percent or more of net assets available for benefits.
The net appreciation in fair value of investments during the years ended December 31, 2007 and 2006 by major investment category follows:

	Year ended December 31,
	2007	2006

Registered investment company funds	$578,465	$956,624
UGI Common Stock Fund	4,574	183,693
Other	17,462	48,170

Total net appreciation in fair value	$600,501	$1,188,487

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2007 and 2006 Plan Years, the Plan purchased, at market prices, 6,261 and 7,593 shares of UGI Corporation Common Stock directly from UGI Corporation for $164,189 and $180,286, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Plan does not believe the adoption of SFAS 157 will impact the amounts reported in the financial statements, however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effects of certain measurements reported on the Statement of Changes in Net Assets Available for Benefits.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the “Trust”) and participants are not taxed on Employers’ contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2007
	Number of
	Shares or
	Principal			Current
Name of Issuer and Title of Issue	Amount		Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	66,666	shrs	$729,736	$725,987
FIDELITY EQUITY INCOME FUND (2)	5,919	shrs	326,350	326,499
FIDELITY MAGELLAN FUND (1) (2)	13,687	shrs	1,370,395	1,284,771
FIDELITY GROWTH COMPANY FUND (1) (2)	12,649	shrs	801,465	1,049,573
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	20,447	shrs	2,340,213	2,742,819
VANGUARD PRIME MONEY MARKET FUND (2)	355,638	shrs	355,638	355,638
VANGUARD TARGET RETIREMENT INCOME FUND (2)	1,619	shrs	17,497	18,015
VANGUARD TARGET RETIREMENT 2005 FUND (2)	12,254	shrs	137,536	147,292
VANGUARD TARGET RETIREMENT 2015 FUND (2)	59,362	shrs	686,866	775,271
VANGUARD TARGET RETIREMENT 2025 FUND (1) (2)	115,380	shrs	1,368,631	1,583,009
VANGUARD TARGET RETIREMENT 2035 FUND (1) (2)	107,387	shrs	1,323,557	1,570,002
VANGUARD TARGET RETIREMENT 2045 FUND (2)	27,653	shrs	347,099	417,291
VANGUARD EXTENDED MARKET INDEX FUND (1) (2)	46,454	shrs	1,532,179	1,853,988
SPARTAN INTERNATIONAL INDEX FUND (1) (2)	22,183	shrs	793,865	1,049,246

Total Mutual Funds			12,131,027	13,899,401

ASSETS IN FIDELITY BROKERAGE LINK ACCOUNTS (2)	188,535	shrs	175,359	188,535

Common Collective Trusts:
VANGUARD RETIREMENT SAVINGS TRUST III (2)	296,498	shrs	296,498	299,285

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	38,441	units	713,058	805,339
Dividends receivable	$5,315		5,315	5,315

			718,373	810,654

PARTICIPANT LOANS
Loan principal outstanding (5.0% - 9.25%) (2) (3)			332,602	332,602

Total — all funds			$13,653,859	$15,530,477

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2007

UGI UTILITIES, INC.
SAVINGS PLAN
EIN #23-1174060 Plan Number 008
FINANCIAL STATEMENTS
for the years ended December 31, 2007 and 2006

UGI UTILITIES, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2007 and 2006	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2007 and 2006	4

Notes to Financial Statements	5 to 15

Item 4(i) — Schedule of Assets (Held at End of Year)	16
All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
UGI Utilities, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of UGI Utilities, Inc. Savings Plan as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of UGI Utilities, Inc. Savings Plan as of December 31, 2007 and 2006, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 27, 2008

UGI UTILITIES, INC.
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2007	2006

Investments (Note 3)	$124,162,518	$111,541,083

Loans to participants	2,593,618	2,381,532

Receivables:
Participants’ contributions receivable	114,979	—
Employers’ contributions receivable	33,683	1,537,218

Net assets available for benefits at fair value	126,904,798	115,459,833

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	(109,851)	116,799

Net assets available for benefits	$126,794,947	$115,576,632

See accompanying notes to financial statements.

UGI UTILITIES, INC.
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2007	2006

Participants’ contributions	$6,910,465	$5,713,299
Rollover contributions	980,203	5,649,191
Employers’ contributions	1,967,508	1,580,307

Investment income:
Dividends	5,661,812	6,656,739
Net appreciation in value of investments	2,829,193	7,071,292
Other, primarily interest on loans	170,344	129,843
Net transfers of participants’ balances	222,897	74,991

Distributions to participants	(7,524,107)	(4,895,485)

Net increase	11,218,315	21,980,177

Net assets available for benefits — beginning of year	115,576,632	93,596,455

Net assets available for benefits — end of year	$126,794,947	$115,576,632

See accompanying notes to financial statements.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the UGI Utilities, Inc. Savings Plan (the “Plan”) provides general information on the provisions of the Plan in effect on December 31, 2007 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. and its subsidiaries (collectively, “UGI Utilities”), its holding company parent UGI Corporation (“UGI”), and certain affiliated companies (collectively, the “Employers”). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the UGI Utilities, Inc. Retirement Committee (“Plan Administrator”) whose members are appointed by the Board of Directors of UGI Utilities.
On August 24, 2006, UGI Utilities, Inc. acquired the natural gas utility business of PG Energy, an operating division of Southern Union Company (“PG Energy Acquisition”). As a result of the PG Energy Acquisition, the former employees of PG Energy became eligible participants in the UGI Utilities, Inc. Savings Plan as of September 1, 2006. Also, as a result of the PG Energy Acquisition, a number of employees of PG Energy rolled over their account balances as well as outstanding loan(s) to the UGI Utilities, Inc. Savings Plan.
Contributions. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation, provided that the combination of before-tax and after-tax contributions does not exceed 50% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (“IRC”) and the Plan, respectively. For the 2007 and 2006 Plan Years, the IRC before-tax contribution limits were $15,500 and $15,000, respectively. After-tax contributions are subject to limits set by the Plan and Section 402(g) of the IRC. A participant may increase the rate of, or reduce or suspend his or her before-tax or after-tax contributions at any time by contacting the Plan’s recordkeeper, Fidelity Institutional Retirement Services Co. (“FIRSCO”).
The Plan allows for “catch-up contributions.” The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contributions for both the 2007 and 2006 Plan Years was $5,000. Catch-up contributions are not eligible for the Employers’ matching contribution (as described below).
A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a “rollover” individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts after-tax rollover contributions.
For each Plan year, each of the Employers could make, at their discretion, a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation (as defined in the Plan document) for each eligible participant.
Effective January 1, 2007, the Employers began making discretionary weekly contributions to the plan subject to the same 6% limit mentioned above in lieu of making discretionary contributions annually. Prior to January 1, 2007, Employers’ contributions were made annually. The 2006 Plan Year employer contribution was made in January 2007. All contributions were invested in accordance with participant investment elections in effect on the dates of the contributions.
Generally, the Employer matching contribution is equal to 50% of the first 3% and 25% of the next 3% of compensation that a participant has authorized to make on his or her behalf in salary deferrals to the Plan or has elected to contribute to the plan as after-tax contributions.
A participant is fully vested in the portion of his or her account attributable to Employers’ matching contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire. For former union employees of PG Energy, participants are vested 20% for each year of service up to 100% after 5 years to the Employer’s matching contribution.
A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to the Employers’ contributions. These forfeited amounts remain in the Plan and are available to reduce future Employer contributions. In the 2007 and 2006 Plan Years, $27,480 and $11,224, respectively, were forfeited from participants’ accounts and were later used to reduce the Employers’ contributions. As of December 31, 2007 and 2006, there were $28,564 and $20,996, respectively, of forfeitures remaining in the Plan.
Investment Funds. A participant may elect to have his or her funds invested in one or more investment options. The Plan currently offers investments in UGI Corporation’s Common Stock, mutual funds, and Brokerage Link. Brokerage Link balances consist of the mutual funds offered by the Plan, as well as mutual funds offered by other registered investment companies. Generally, participants may transfer amounts between options at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s Trustee for all investment assets of the Plan and qualifies as a party of interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”). References to “Vanguard” below refer to investment funds managed by the Vanguard Group.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
• Vanguard Prime Money Market Fund — Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.
Managed Income/Stable Investment Funds
• Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.
• Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions, certain types of fixed income securities and money market funds to provide daily liquidity. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.
Fixed Income Funds
• Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Growth and Income Funds
• Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.
• Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.
Growth Funds
• Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.
• Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.
• Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
International Funds
• Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income
• Vanguard Target Retirement 2005
• Vanguard Target Retirement 2015
• Vanguard Target Retirement 2025
• Vanguard Target Retirement 2035
• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.
Brokerage Link
• Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. An individual brokerage account is established and maintained by Fidelity Brokerage Services, Inc. on the Fidelity Brokerage System. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.
Employer Stock Fund
• UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.
Distributions. The Plan benefit of a participant who terminates employment as a result of retirement or total disability as defined in the Plan document shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $1,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $1,000, a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.
A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the vested portion of his or her account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to after-tax contributions (including after-tax contributions that were matched by the Employer) at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to contributions that were matched by the Employers, the participant’s participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant’s after-tax contribution account.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) and rollover contributions, only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; (iv) costs directly related to the purchase of a primary residence; (v) burial or funeral expenses for the participants’ deceased parent, spouse, children or eligible dependents; or (vi) expense relating to the repair of damage to the participant’s principal residence that would qualify for the casualty deduction under section 165 of the Internal Revenue Code. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need. A participant’s participation in the Plan is suspended for the six-month period following a hardship withdrawal.
While a participant is still employed by any of the Employers, withdrawals of amounts attributable to Employer’s contributions and post-1988 earnings on participant before-tax contributions are not permitted.
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant’s before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.
Plan Termination. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.
Plan Amendment. UGI Utilities may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations or to correct errors or omissions in the Plan document, however, may be made by the Retirement Committee without Board approval.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.
As described in Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”), investment contracts held by a defined-contribution plan are to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statements of Net Assets Available for Benefits present the fair value of the investment contracts as well as the adjustment of the fully-benefit responsive investment contracts from fair value to contract value for all periods presented. The Statements of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices. The Plan’s interests in Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III (both of which are common collective trusts) are reflected at fair value and then adjusted to contract value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations. Fidelity Brokerage Link accounts are valued at fair value of the investments held by the Plan participants in their individual self-directed brokerage accounts.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation or depreciation in fair value of investments which consists of realized gains or losses and unrealized appreciation or depreciation in the fair value of those investments.
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of the distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan and the UGI HVAC Enterprises, Inc. Savings Plan, which are affiliated plans.
Reclassification. We have reclassified certain prior-year balances to conform to the current-year presentation.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2007 and 2006 are as follows:

	December 31,
	2007		2006
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 439,981 and 357,265, respectively)	$4,791,392		$3,879,897

Fidelity Equity Income Fund (shares — 242,071 and 236,834, respectively)	13,352,621	*	13,866,631	*

Fidelity Magellan Fund (shares — 199,641 and 181,052, respectively)	18,740,322	*	16,207,781	*

Fidelity Growth Company Fund (shares — 70,497 and 65,916, respectively)	5,849,879		4,594,987

Vanguard Institutional Index Fund (shares — 83,646 and 78,358, respectively)	11,220,297	*	10,154,461	*

Vanguard Prime Money Market Fund (shares — 6,684,586 and 5,270,030, respectively)	6,684,586	*	5,270,030

Vanguard Target Retirement Income Fund (shares — 16,450 and 27,873, respectively)	183,086		298,244

Vanguard Target Retirement 2005 Fund (shares — 30,446 and 12,665, respectively)	365,963		145,269

Vanguard Target Retirement 2015 Fund (shares — 549,069 and 478,980, respectively)	7,170,838	*	5,968,091	*

Vanguard Target Retirement 2025 Fund (shares — 450,670 and 350,370, respectively)	6,183,193		4,568,823

Vanguard Target Retirement 2035 Fund (shares — 104,914 and 80,277, respectively)	1,533,838		1,113,448

Vanguard Target Retirement 2045 Fund (shares — 36,414 and 20,050, respectively)	549,482		287,121

Vanguard Extended Market Index Fund (shares — 176,589 and 178,614, respectively)	7,047,659	*	6,914,161	*

Fidelity Spartan International Index Fund (shares — 126,760 and 99,070, respectively)	5,995,727		4,372,940

Fidelity Brokerage Link (shares — 5,291,987 and 4,714,657, respectively)	5,291,987		4,714,657

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 0 and and 2,528,204, respectively)	—		2,498,250

Vanguard Retirement Savings Trust III (shares — 11,685,379 and 9,111,835, respectively)	11,795,229	*	9,024,991	*

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 507,256 and 515,016, respectively)	17,292,359	*	17,551,743	*
Dividends receivable	114,060		109,559

	17,406,419		17,661,302

Total trust investments — fair value	$124,162,518		$111,541,083

Total trust investments — cost	$110,348,248		$97,688,540

* - Investment represents five percent or more of net assets available for benefits.
The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2007 and 2006 by major investment category follows:

	Years ended December 31,
	2007	2006

Registered investment company funds	$2,475,750	$2,488,246
UGI Common Stock Fund	38,894	4,009,102
Other	314,549	573,944

Total net appreciation in fair value	$2,829,193	$7,071,292

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2007 and 2006 Plan Years, the Plan purchased, at market prices, 48,341 and 40,660 shares of UGI Corporation Common Stock directly from UGI Corporation for $1,298,660 and $948,983, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Plan does not believe the adoption of SFAS 157 will impact the amounts reported in the financial statements, however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported on the Statement of Changes in Net Assets Available for Benefits.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the “Trust”) and participants are not taxed on Employers’ contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

UGI UTILITIES, INC.
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2007
	Number of
	Shares or
	Principal			Current
Name of Issuer and Title of Issue	Amount		Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	439,981	shrs	$4,826,675	$4,791,392
FIDELITY EQUITY INCOME FUND (1) (2)	242,071	shrs	12,022,654	13,352,621
FIDELITY MAGELLAN FUND (1) (2)	199,641	shrs	19,203,100	18,740,322
FIDELITY GROWTH COMPANY FUND (2)	70,497	shrs	4,544,326	5,849,879
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	83,646	shrs	9,628,482	11,220,297
VANGUARD PRIME MONEY MARKET FUND (1) (2)	6,684,586	shrs	6,684,586	6,684,586
VANGUARD TARGET RETIREMENT INCOME FUND (2)	16,450	shrs	174,933	183,086
VANGUARD TARGET RETIREMENT 2005 FUND (2)	30,446	shrs	356,396	365,963
VANGUARD TARGET RETIREMENT 2015 FUND (1) (2)	549,069	shrs	6,539,323	7,170,838
VANGUARD TARGET RETIREMENT 2025 FUND (2)	450,670	shrs	5,592,615	6,183,193
VANGUARD TARGET RETIREMENT 2035 FUND (2)	104,914	shrs	1,397,142	1,533,838
VANGUARD TARGET RETIREMENT 2045 FUND (2)	36,414	shrs	506,382	549,482
VANGUARD EXTENDED MARKET INDEX FUND (1) (2)	176,589	shrs	5,907,342	7,047,659
FIDELITY SPARTAN INTERNATIONAL INDEX FUND (2)	126,760	shrs	4,878,611	5,995,727

Total Mutual Funds			82,262,567	89,668,883

ASSETS IN FIDELITY BROKERAGE LINK ACCOUNTS (2)	5,291,987	shrs	5,065,831	5,291,987

Common Collective Trusts:
VANGUARD RETIREMENT SAVINGS TRUST III (1) (2)	11,685,379	shrs	11,685,379	11,795,229

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	507,256	units	11,220,411	17,292,359
Dividends receivable	$114,060		114,060	114,060

			11,334,471	17,406,419

PARTICIPANT LOANS
Loan principal outstanding (5.0% - 11.5%) (2) (3)			2,593,618.00	2,593,618

Total — all funds			$112,941,866	$126,756,136

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2007

AMERIGAS PROPANE, INC.
SAVINGS PLAN
EIN #23-2786294 PLAN NUMBER 002
FINANCIAL STATEMENTS
for the years ended December 31, 2007 and 2006

AMERIGAS PROPANE, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2007 and 2006	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2007 and 2006	4

Notes to Financial Statements	5 - 15

Item 4(i) — Schedule of Assets (Held at End of Year)	16
All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
AmeriGas Propane, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of AmeriGas Propane, Inc. Savings Plan as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of AmeriGas Propane, Inc. Savings Plan as of December 31, 2007 and 2006, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 27, 2008

AMERIGAS PROPANE, INC.
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2007	2006

Investments (Note 3)	$225,915,117	$210,573,362

Loans to participants	5,098,334	4,489,092

Net assets available for benefits at fair value	231,013,451	215,062,454

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	(273,911)	249,596

Net assets available for benefits	$230,739,540	$215,312,050

See accompanying notes to financial statements.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2007	2006

Participants’ contributions	$12,151,140	$11,879,987
Participants’ rollover contributions	722,941	275,438
Company contributions	7,278,093	6,548,456

Investment income:
Dividends	10,951,925	13,759,008
Net appreciation in value of investments	5,466,743	10,237,095
Administration fees	(50,769)	(43,186)
Other, primarily interest on loans	340,329	283,896
Net transfers of participants’ balances	(233,255)	135,036

Distributions to participants	(21,199,657)	(20,304,707)

Net increase	15,427,490	22,771,023

Net assets available for benefits — beginning of year	215,312,050	192,541,027

Net assets available for benefits — end of year	$230,739,540	$215,312,050

See accompanying notes to financial statements.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the AmeriGas Propane, Inc. Savings Plan (“Plan”) provides general information on the provisions of the Plan in effect on December 31, 2007 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, hereinafter referred to as “the Company”). Employees are eligible upon hire to participate in the Plan. The Plan also holds assets of certain defined contribution pension plans that were terminated in prior years and were merged into the Plan. Such assets include what is referred to as the “Pension Account” and “Predecessor Pension Rollover Account” and do not impact the general provisions of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (“Plan Administrator”), whose members are appointed by the President of the Company and subject to approval by the Compensation/Pension Committee of the Company’s Board of Directors.
Contributions. Generally, a participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. As of the 2007 plan year, highly compensated employees of the Company, as defined by the Internal Revenue Code (“IRC”), are limited to contributing a maximum of 6% of their compensation. Calendar year contribution amounts are subject to limits prescribed by the IRC. For the 2007 and 2006 Plan Years, the IRC before-tax contribution limits were $15,500 and $15,000, respectively. A participant may increase, reduce or suspend his or her contributions at any time by contacting Fidelity Institutional Retirement Services Co. (“FIRSCO”).
The Plan allows for “catch-up contributions.” The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age before the end of the calendar year and must be contributing the IRC or Plan limit. The maximum catch-up contribution for both the 2007 and 2006 Plan Year was $5,000. Catch-up contributions are not eligible for the Company matching contribution (as described below).
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the IRC or from a “rollover” individual retirement plan described in Section 408 of the IRC, but only if the deposit qualifies as a tax free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts rollovers from after-tax contributions.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Generally the Company shall contribute to the Plan an amount equal to 100% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant’s eligible compensation for each such payroll period. A participant will be eligible to receive matching contributions after he or she has completed a year of service as defined in the Plan document.
The Company may also make profit-sharing contributions for each Plan year, out of its net profits, as shall be determined by its Board of Directors, in its sole discretion, to all eligible participants. A participant will be eligible to receive profit sharing contributions if he or she (i) has completed one year of service with the Company or an affiliate; (ii) was not eligible to participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as of the last day of a Plan year; and (iii) either (a) remained in the employ of the Company through the end of the Plan year as of which such contribution is to be allocated; (b) retired, experienced total disability (as defined in the Plan document), or died while in service during the Plan year; or (c) was on an excused absence (as defined in the Plan document) at the end of the Plan year. Subject to certain limitations, the profit sharing contribution to be credited to a participant’s account shall be allocated as of the last day of the Plan year by dividing the total amount of such contribution by the number of eligible Plan participants. No such amounts were contributed to the Plan in respect of the 2007 Plan Year or the 2006 Plan Year.
All contributions are invested in accordance with participant investment elections in effect on the dates of the contributions.
A participant will at all times be fully (100%) vested in the portion of his or her account attributable to the following sources: (i) Predecessor Account; (ii) Predecessor Pension Rollover Account; (iii) Rollover/Dollar Builder Account; (vi) Rollover ESOP Account; (v) Salary Deferral Account; (vi) the Voluntary Participant Contribution Account; and (vii) the After-Tax Rollover Account, each as defined in the Plan document. A participant is vested in the portion of his or her account attributable to Company contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), the attainment of early retirement age (as defined in the Plan document), total disability (as defined in the Plan document) or death while in the employ of the Company or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire with the Company or an affiliate. A participant will attain early retirement age on or after his or her attainment of age 55 and the completion of 10 years of service with the Company or an affiliate.
A participant who terminates employment before he or she is fully vested will forfeit nonvested amounts attributable to Company contributions. These forfeited amounts remain in the Plan and are available to reduce future Company contributions. For the 2007 Plan Year and 2006 Plan Year, forfeitures of $417,096 and $980,274, respectively, were used to reduce Company contributions. During the 2007 Plan Year and 2006 Plan Year, $263,965 and $466,673, respectively, were forfeited from participant accounts. As of December 31, 2007 and 2006, there were $78,127 and $218,401, respectively, of forfeitures remaining in the Plan.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Investment Funds. A participant may elect to have his or her funds invested in one or more investment options. The Plan currently offers investments in UGI Corporation’s Common Stock, mutual funds and Brokerage Link. Brokerage Link balances consist of the mutual funds offered by the Plan, as well as mutual funds offered by other registered investment companies. Generally, participants may transfer amounts between options at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s Trustee for all investment assets of the Plan and qualifies as a party in interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”). References to “Vanguard” below refer to investment funds managed by the Vanguard Group.
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
• Vanguard Prime Money Market Fund — Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.
Managed Income/Stable Investment Funds
• Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.
• Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions, certain types of fixed income securities and money market funds to provide daily liquidity. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Fixed Income Funds
• Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.
Growth and Income Funds
• Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.
• Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.
Growth Funds
• Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.
• Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
• Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.
International Funds
• Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income
• Vanguard Target Retirement 2005
• Vanguard Target Retirement 2015
• Vanguard Target Retirement 2025
• Vanguard Target Retirement 2035
• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.
Brokerage Link
• Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. An individual brokerage account is established and maintained by Fidelity Brokerage Services, Inc. on the Fidelity Brokerage System. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Employer Stock Fund
• UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.
Distributions. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account.
Distributions will generally be made in the form of a lump sum. If the value of a participant’s account exceeds $1,000 and the participant is married, the participant’s Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a joint and survivor annuity. Under a joint and survivor annuity, the participant will receive a monthly benefit for his or her lifetime and upon the participant’s death, the participant’s surviving spouse, if any, will receive a monthly benefit equal to 50% of the benefit the participant was receiving. If the value of the participant’s account exceeds $1,000 and the participant is not married, the participant’s Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a single life annuity. In lieu of a joint and survivor annuity or a single life annuity, a participant may generally elect to receive his or her Pension Account and Predecessor Pension Rollover Account in the form of (i) a lump sum; (ii) a single life annuity; (iii) a joint and survivor annuity with 50% or 100% of the participant’s monthly payments continuing, after the participant’s death, for the life of the participant’s beneficiary; or (iv) installments over 5 or 10 years, as elected by the participant. Any such election will be subject to spousal consent, if applicable.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Where the amount to be distributed exceeds $1,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $1,000 a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution from the Plan.
Distributions must generally be made as soon as practicable after the participant reaches the normal retirement age as defined in the Plan Document.
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the vested portion of his or her account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Death benefits are generally paid in the form of a lump sum. Death benefits payable to a spouse from the Pension Account and the Predecessor Pension Rollover Account are paid in the form of a single life annuity unless the spouse elects a lump sum distribution.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to previously permitted after-tax contributions (including after-tax contributions that were matched by the Company) at any time. However, the withdrawal must be in an amount of at least $250. No more than one withdrawal is permitted in any calendar year.
A participant may withdraw once per calendar year up to 100% of amounts attributable to participation in certain “predecessor plans” and rollover contributions from other 401(a) or individual retirement plan accounts, however the amount must be at least $500 or, if less, the total value of the applicable account.
A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on or eviction from a primary residence; (iv) costs directly related to the purchase of a primary residence; (v) payments for burial or funeral expenses of the participant’s parent, spouse, children or dependents; or (vi) expenses for the repair of damages on a primary residence as defined in section 165 of the IRC. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
While a participant is still employed by the Company, withdrawals of amounts attributable to Company contributions, and post-1988 earnings on participant before-tax contributions, are not permitted.
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant’s Rollover Dollar Builder Account, After-Tax Rollover account and Salary Deferral Account less the amount of all loans outstanding at the time a new loan is made, or (ii) $50,000 less the highest balance of all loans outstanding during the prior twelve month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Company. The Company currently pays such expenses. Loan administration fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.
Plan Termination. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.
Plan Amendment. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations, or to correct errors or omissions in the Plan document, however, may be made by the AmeriGas Propane, Inc. Benefits Committee and reported to the Board of Directors.
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
As described in Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”), investment contracts held by a defined-contribution plan are to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statements of Net Assets Available for Benefits present the fair value of the investment contracts as well as the adjustment of the fully-benefit responsive investment contracts from fair value to contract value for all periods presented. The Statements of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices. The Plan’s interests in Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III (both of which are common collective trusts) are reflected at fair value and then adjusted to contract value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations. Fidelity Brokerage Link accounts are valued at fair value of the investments held by the Plan participants in their individual self-directed brokerage accounts.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.
The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments that consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the UGI Utilities, Inc. Savings Plan and the UGI HVAC Enterprises, Inc. Savings Plan, which are affiliated plans.
Reclassification. We have reclassified certain prior-year balances to conform to the current-year presentation.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2007 and 2006 are as follows:

	December 31,
	2007		2006
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 866,240 and 801,272, respectively)	$9,433,349		$8,701,810

Fidelity Equity Income Fund (shares — 461,016 and 460,552, respectively)	25,429,633	*	26,965,335	*

Fidelity Magellan Fund (shares — 380,076 and 362,351, respectively)	35,677,769	*	32,437,623	*

Fidelity Growth Company Fund (shares — 167,975 and 174,145, respectively)	13,938,586	*	12,139,661	*

Vanguard Institutional Index Fund (shares — 142,657 and 147,806, respectively)	19,135,968	*	19,154,238	*

Vanguard Prime Money Market Fund (shares — 20,736,717 and 18,455,743, respectively)	20,736,717	*	18,455,743	*

Vanguard Target Retirement Income Fund (shares — 40,323 and 44,415, respectively)	448,794		475,245

Vanguard Target Retirement 2005 Fund (shares — 126,915 and 192,372, respectively)	1,525,520		2,206,504

Vanguard Target Retirement 2015 Fund (shares — 916,883 and 824,386, respectively)	11,974,491	*	10,271,848

Vanguard Target Retirement 2025 Fund (shares — 868,894 and 793,817, respectively)	11,921,220	*	10,351,379

Vanguard Target Retirement 2035 Fund (shares — 283,854 and 252,903, respectively)	4,149,945		3,507,771

Vanguard Target Retirement 2045 Fund (shares — 81,131 and 75,898, respectively)	1,224,270		1,086,855

Vanguard Extended Market Index Fund (shares — 248,200 and 273,173, respectively)	9,905,671		10,574,538

Fidelity Spartan International Index Fund (shares — 180,734 and 167,517, respectively)	8,548,715		7,394,207

Fidelity Brokerage Link (shares — 2,706,270 and 2,380,747, respectively)	2,706,270		2,380,747

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 0 and 4,329,918, respectively)	—		4,278,617	*

Vanguard Retirement Savings Trust III (shares — 29,137,293 and 20,805,379, respectively)	29,411,204	*	20,607,084	*

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 575,667 and 571,272, respectively)	19,618,735	*	19,463,223	*
Dividends receivable	128,260		120,934

	19,746,995		19,584,157

Total trust investments — fair value	$225,915,117		$210,573,362

Total trust investments — cost	$203,535,612		$189,305,292

* - Investment represents five percent or more of net assets available for benefits.
The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2007 and 2006 by major investment category follows:

	Years ended December 31,
	2007	2006

Registered investment company funds	$5,324,134	$5,259,507
UGI Common Stock Fund	43,308	4,704,649
Other	99,301	272,939

Total net appreciation in fair value	$5,466,743	$10,237,095

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2007 and 2006 Plan Years, the Plan purchased, at market prices, 75,411 and 78,991 shares of UGI Corporation Common Stock directly from UGI Corporation for $2,020,719 and $1,876,549, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances in the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncement
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Plan does not believe the adoption of SFAS 157 will impact the amounts reported in the financial statements, however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported on the Statement of Changes in Net Assets Available for Benefits.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2007
	Number of
	Shares or
	Principal			Current
Name of Issuer and Title of Issue	Amount		Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	866,240	shrs	$9,521,157	$9,433,349
FIDELITY EQUITY INCOME FUND (1) (2)	461,016	shrs	22,640,726	25,429,633
FIDELITY MAGELLAN FUND (1) (2)	380,076	shrs	36,206,960	35,677,769
FIDELITY GROWTH COMPANY FUND (1) (2)	167,975	shrs	10,322,701	13,938,586
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	142,657	shrs	16,314,300	19,135,968
VANGUARD PRIME MONEY MARKET FUND (1) (2)	20,736,717	shrs	20,736,717	20,736,717
VANGUARD TARGET RETIREMENT INCOME FUND (2)	40,323	shrs	439,035	448,794
VANGUARD TARGET RETIREMENT 2005 FUND (2)	126,915	shrs	1,454,123	1,525,520
VANGUARD TARGET RETIREMENT 2015 FUND (1) (2)	916,883	shrs	10,751,619	11,974,491
VANGUARD TARGET RETIREMENT 2025 FUND (1) (2)	868,894	shrs	10,429,270	11,921,220
VANGUARD TARGET RETIREMENT 2035 FUND (2)	283,854	shrs	3,593,663	4,149,945
VANGUARD TARGET RETIREMENT 2045 FUND (2)	81,131	shrs	1,085,226	1,224,270
VANGUARD EXTENDED MARKET INDEX FUND (2)	248,200	shrs	8,225,417	9,905,671
FIDELITY SPARTAN INTERNATIONAL INDEX FUND (2)	180,734	shrs	6,727,477	8,548,715

Total Mutual Funds			158,448,391	174,050,648

ASSETS IN FIDELITY BROKERAGE LINK ACCOUNTS (2)	2,706,270	shrs	2,651,478	2,706,270

Common Collective Trusts:
VANGUARD RETIREMENT SAVINGS TRUST III (1) (2)	29,137,293	shrs	29,137,293	29,411,204

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	575,667	units	13,170,190	19,618,735
Dividends receivable	$128,260		128,260	128,260

			13,298,450	19,746,995

PARTICIPANT LOANS
Loan principal outstanding (5.0% - 10.5%) (2) (3)			5,098,334.00	5,098,334

Total — all funds			$208,633,946	$231,013,451

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2007